AXA EQUITABLE HOLDINGS REPORTS FIRST QUARTER 2019 RESULTS
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Net loss of $775 million; Net loss per diluted share of $1.50
Non-GAAP Operating Earnings1 of $509 million
Non-GAAP Operating Earnings per diluted share of $0.98
Returned $818 million to shareholders during the first quarter of 2019
Newly independent company following successful March secondary offering
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New York, NY, May 9, 2019 - AXA Equitable Holdings, Inc. (“AXA Equitable Holdings”, or the “Company”) (NYSE: EQH) today announced financial results for the first quarter ended March 31, 2019.
“AXA Equitable Holdings delivered strong first quarter 2019 results, with 14% growth in Non-GAAP Operating Earnings per share, reflecting solid operating performance and effective execution against our strategic priorities,” said Mark Pearson, President and Chief Executive Officer. “The positive momentum we are generating in each of our segments, our rigorous financial discipline and the strength of our balance sheet are enabling us to deliver significant levels of capital return for shareholders, reflected in dividends and share repurchases totaling $818 million during the first quarter.”
Mr. Pearson continued, “We continue to demonstrate our ability to deliver on the shareholder commitments we articulated at the time of our initial public offering one year ago, with growth in earnings, substantial progress against our 2020 strategic goals and meaningful capital return. Today, as a newly independent company following the conclusion of AXA S.A.’s majority ownership, we are inspired by our 160-year heritage and guided by our purpose to help our clients retire with dignity, protect their families and prepare for their financial future with confidence.”

Consolidated Results
	First Quarter
(in millions, except per share amounts or unless otherwise noted)	2019	2018
Total Assets Under Management (“AUM”, in billions)	$664	$665
Net income (loss) attributable to Holdings	(775)	214
Net income (loss) attributable to Holdings per diluted share	(1.50)	0.38
Non-GAAP Operating Earnings (loss)	509	483
Non-GAAP Operating Earnings (loss) per diluted share (“EPS”)	0.98	0.86
Total AUM was $664 billion, flat compared to March 31, 2018.
Net loss attributable to Holdings for the first quarter of 2019 was $775 million, a decrease of $1.0 billion compared to the first quarter of 2018. This result was primarily driven by noneconomic market impacts under GAAP accounting driven by hedging and nonperformance risk.
Non-GAAP Operating Earnings in the first quarter of 2019 increased to $509 million from $483 million in the first quarter of 2018.
As of March 31, 2019, Book value per share, including accumulated other comprehensive income (“AOCI”), was $26.77. Book value per share, excluding AOCI, was $27.81 per share.

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1 This press release includes certain non-GAAP financial measures. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in the “Use of Non-GAAP Financial Measures” section of this release.

First Quarter 2019 Business Highlights

•	Business segment highlights:

◦	Individual Retirement first year premiums increased 16% to $1.9 billion.

◦	Group Retirement operating earnings increased 7% to $81 million.

◦	Investment Management and Research (AllianceBernstein) net inflows of $1.1 billion, positive for the third straight quarter.

◦	Protection Solutions operating earnings increased 40% to $49 million.

•	Capital management program:

◦
Returned $818 million of capital to shareholders, including $68 million of quarterly cash dividends, a $600 million share repurchase from AXA S.A. and $150 million repurchased as part of an Accelerated Share Repurchase agreement.

◦	Intend to increase quarterly cash dividend 15% to $0.15 per share in the second quarter.[2]

•	Established majority independent governance:

◦	Following completion of the March secondary public offering and the share repurchase from AXA S.A., AXA Equitable Holdings is no longer a controlled company.

◦	Ramon de Oliveira named independent Chairman of the AXA Equitable Holdings and AllianceBernstein (or “AB”)[3] Boards of Directors.

◦	Kristi Matus and Bertram Scott appointed to the AXA Equitable Holdings Board of Directors.

◦	With these appointments, the AXA Equitable Holdings board is now comprised of a majority of independent directors.

•	Continued to successfully execute on strategic priorities:

◦	Achieved net savings run-rate of $21 million, and we remain on track to deliver $75 million pre-tax productivity gains by 2020.

◦	Completed execution of over two-thirds of the Company’s general account optimization initiative and achieved $108 million towards the $160 million growth in pre-tax net investment income goal by 2020.

•	Capital position in-line with target CTE98 for variable annuities and risk-based capital (“RBC”) ratio of 350-400% for non-variable annuity insurance liabilities.

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2 Any declaration of dividends will be at the discretion of the Board of Directors and will depend on our financial condition and other factors.
3 Refers to AllianceBernstein L.P. and AllianceBernstein Holding L.P., collectively.

Business Segment Results

Individual Retirement

(in millions, unless otherwise noted)	Q1 2019	Q1 2018
Account value (in billions)	$102.5	$101.8
Segment net flows	(88)	(462)
Operating earnings (loss)	370	368

•	Account value increased 1% due to equity market performance over the last twelve months.

•
Net outflows of $88 million improved compared to the first quarter of 2018 as outflows from the fixed rate living benefits block were partially offset by $841 million of net inflows on newer, less capital-intensive products which increased from $579 million in the prior year quarter.

•
Operating earnings increased slightly from $368 million to $370 million year-over-year, primarily due to an increase in net investment income from higher asset balances and yields from our general account investment portfolio optimization and an improvement in GMxB results.

Group Retirement

(in millions, unless otherwise noted)	Q1 2019	Q1 2018
Account value (in billions)	$35.1	$33.9
Segment net flows	107	101
Operating earnings (loss)	81	76

•	Account value increased by 3% due to positive equity market performance and net inflows over the last twelve months.

•	Net inflows of $107 million increased from net inflows of $101 million in the prior year quarter driven by strong inflows in the tax-exempt market.

•
Operating earnings increased to $81 million primarily due to higher fee-type revenue on higher average separate account assets and an increase in net investment income due to our general account investment portfolio optimization.

Investment Management and Research

(in millions, unless otherwise noted)	Q1 2019	Q1 2018
Total AUM (in billions)	$554.7	549.5
Segment net flows (in billions)	1.1	(2.4)
Operating earnings (loss)	77	81

•	AUM increased to $554.7 billion over the last twelve months due to market performance.

•	First quarter net inflows of $1.1 billion were driven by active net inflows of $2.2 billion.

•
Operating earnings decreased to $77 million primarily reflecting a decrease in fee-type revenue due to lower performance-based fees and lower Bernstein Research Services revenues. This decrease was partially offset by our increased ownership in AB.

Protection Solutions

(in millions)	Q1 2019	Q1 2018
Gross written premiums	$786	$754
Annualized premiums	64	56
Operating earnings (loss)	49	35

•	Gross written premiums increased 4% year-over-year driven by both higher first year and renewal premiums.

•	Annualized premiums increased 14% year-over-year driven by continued growth in VUL and Employee Benefits product sales.

•
Operating earnings increased from $35 million to $49 million year-over-year, driven by an increase in net investment income due to the positive impact of our general account investment portfolio optimization and a decrease in DAC amortization as the segment is no longer in loss recognition.

Corporate and Other
Operating loss of $68 million, an improvement of $9 million year-over-year, driven primarily by higher net investment income and lower expenses.

Capital Management

During the first quarter, AXA Equitable Holdings returned $818 million to shareholders, including

•	$68 million of quarterly cash dividends, reflecting $0.13 per share.

•	Completion of $150 million of share repurchases as part of an accelerated share repurchase agreement entered into in January.

•	$600 million share repurchase from AXA S.A., leaving $200 million remaining on the Company’s current repurchase authorization.
On February 28, 2019, the Company announced its intention to increase its dividend by 15% to $0.15 per share payable in the second quarter of 2019.
Also during the quarter, the Company raised a total of $1 billion of contingent capital that gives it the right at any time over a ten-year or thirty-year period to issue senior notes, totaling $600 million and $400 million respectively. This facility is intended to provide an additional source of committed, long-term liquidity and enhance the Company’s financial flexibility.

Earnings Conference Call
AXA Equitable Holdings will host a conference call on Friday, May 10, 2019 at 8:00 a.m. ET, to discuss its first quarter 2019 results. The conference call webcast, along with additional earnings materials will be accessible on the AXA Equitable Holdings Investor Relations website at ir.axaequitableholdings.com. Please log on to the webcast at least 15 minutes prior to the call to download and install any necessary software. To join the conference call via telephone, please use one of the following dial-in numbers:

•	Domestic: +1 844-897-7515

•	International: +1 647-689-5390

•	Access code: 3495776
A webcast replay will be made available on the AXA Equitable Holdings Investor Relations website at ir.axaequitableholdings.com.
About AXA Equitable Holdings
AXA Equitable Holdings, Inc. (NYSE: EQH) is one of the leading financial services companies in the U.S. and is comprised of two complementary and well-established principal franchises, AXA Equitable Life Insurance Company and AllianceBernstein. We have been helping clients prepare for their financial future since 1859 and have a combined total of approximately 12,500 employees and financial professionals, 5.3 million customer relationships and $664 billion of assets under management (as of 3/31/2019).
Contacts:
Investor Relations
Kevin Molloy
+1 212-314-2476

Media Relations
Matt Asensio
+1 212-314-2010

Forward-looking and cautionary statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon AXA Equitable Holdings, Inc. (“Holdings”) and its consolidated subsidiaries. “We,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.
These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, remediation of our material weaknesses, fulfilling our obligations related to being a public company, indebtedness, elements of our business strategy not being effective in accomplishing our objectives, protection of confidential customer information or proprietary business information, information systems failing or being compromised and strong industry competition; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults, errors or omissions by third parties and affiliates and gross unrealized losses on fixed maturity and equity securities; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, complex regulation and administration of our products, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves, actual mortality, longevity and morbidity experience differing from pricing expectations or reserves, amortization of deferred acquisition costs and financial models; (vii) our Investment Management and Research segment, including fluctuations in assets under management, the industry-wide shift from actively-managed investment services to passive services and potential termination of investment advisory agreements; (viii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (ix) risks related to our controlling stockholder, including conflicts of interest, waiver of corporate opportunities and costs associated with separation and rebranding; and (x) risks related to our common stock and future offerings, including the market price for our common stock being volatile and potential stock price declines due to future sales of shares by existing stockholders.
Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other risk factors identified in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on March 8, 2019 and elsewhere in Holdings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.
Use of Non-GAAP financial measures
In addition to our results presented in accordance with U.S. GAAP, we report Non-GAAP Operating Earnings, Non-GAAP Operating EPS and Book value per share, excluding AOCI, each of which is a measure that is not determined in accordance with U.S. GAAP. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP measures, provides a better understanding of our results of operations and the underlying profitability drivers and trends of our business. These non-GAAP financial measures are intended to remove from our results of operations the impact of market changes (other than with respect to equity method investments) as well as certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period-to-period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.
Non-GAAP Operating Earnings
Non-GAAP Operating Earnings is an after-tax non-GAAP financial measure used to evaluate our financial performance on a consolidated basis that is determined by making certain adjustments to our consolidated after-tax net income attributable to Holdings. The most significant of such adjustments relates to our derivative positions, which protect economic value and statutory capital, and are more sensitive to changes in market conditions than the variable annuity product liabilities as valued under U.S. GAAP. This is a large source of volatility in net income.
In the first quarter of 2019, we modified our Non-GAAP Operating Earnings measure’s treatment of the impact of timing differences on the amortization of DAC resulting from market value adjustments for our SCS variable annuity product. As a result of this modification, the amortization of DAC for our SCS product included in Non-GAAP Operating Earnings was changed to be determined based on our SCS product's gross profits included in Non-GAAP Operating Earnings, consistent with both our exclusion from Non-GAAP Operating Earnings of other items that are distortive to the underlying drivers of our financial performance on a consolidated basis and with industry practice. Our presentation of Non-GAAP Operating Earnings in prior periods was not revised to reflect this modification, however, had we modified the treatment of the amortization of DAC for SCS starting in the first quarter of 2018, SCS-related DAC amortization excluded from Non-GAAP Operating Earnings would have been $52 million, $17 million and $4 million lower during the first, second and third quarters of 2018, respectively, and $17 million higher during the fourth quarter of 2018.
Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of the following items:

•
Items related to variable annuity product features, which include certain changes in the fair value of the derivatives and other securities we use to hedge these features, the effect of benefit ratio unlock adjustments and changes in the fair value of the embedded derivatives reflected within variable annuity products’ net derivative results and the impact of these items on DAC amortization;

•	Investment (gains) losses, which includes other-than-temporary impairments of securities, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

•
Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

•	Other adjustments, which includes restructuring costs related to severance, lease write-offs related to non-recurring restructuring activities, and separation costs; and

•	Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period and the impact of the Tax Reform Act.
Because Non-GAAP Operating Earnings excludes the foregoing items that can be distortive or unpredictable, management believes that this measure enhances the understanding of the Company’s underlying drivers of profitability and trends in our business, thereby allowing management to make decisions that will positively impact our business.
We use our prevailing corporate federal income tax rate of 21% in 2019 and 2018, while taking into account any non-recurring differences for events recognized differently in our financial statements and federal income tax returns as well as partnership income taxed at lower rates when reconciling Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings.
The table below presents a reconciliation of Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings for the Three Months Ended March 31, 2019 and 2018:

	Three Months Ended March 31,
(in millions)	2019	2018
Net income (loss) attributable to Holdings	$(775)	$214
Adjustments related to:
Variable annuity product features	1,540	176
Investment (gains) losses	11	(102)
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	24	131
Other adjustments	40	91
Income tax expense (benefit) related to above adjustments	(337)	(55)
Non-recurring tax items	6	28
Non-GAAP Operating Earnings(1)	$509	$483

(1)
Had we modified the treatment of the amortization of DAC for SCS starting in the first quarter of 2018, Non-GAAP Operating Earnings for the three months ended March 31, 2018 would have been $442 million.

Non-GAAP Operating EPS
Non-GAAP Operating EPS is calculated by dividing Non-GAAP Operating Earnings by weighted average diluted common shares outstanding. The table below presents a reconciliation of GAAP EPS to Non-GAAP Operating EPS for the Three Months Ended March 31, 2019 and 2018:

	Three Months Ended March 31,
(per share amounts)	2019	2018
Net income (loss) attributable to Holdings	$(1.50)	$0.38
Adjustments related to:
Variable annuity product features	2.97	0.31
Investment (gains) losses	0.02	(0.18)
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	0.05	0.23
Other adjustments	0.08	0.17
Income tax expense (benefit) related to above adjustments	(0.65)	(0.10)
Non-recurring tax items	0.01	0.05
Non-GAAP Operating Earnings(1)	$0.98	$0.86

(1)	Had we modified the treatment of the amortization of DAC for SCS starting in the first quarter of 2018, Non-GAAP Operating Earnings for the three months ended March 31, 2018 would have been $0.79.

Book Value Per Share, excluding AOCI
We use the term “book value” to refer to Total equity attributable to Holdings. Book Value Per Share, excluding AOCI, is our Total equity attributable to Holdings, excluding AOCI, divided by ending common shares outstanding - diluted.

	March 31, 2019	December 31, 2018
Book value per share	$26.77	$26.22
Per share impact of AOCI	1.04	2.64
Book Value Per Share, excluding AOCI	$27.81	$28.86

Other Operating Measures
We also use certain operating measures which management believes provide useful information about our businesses and the operational factors underlying our financial performance.
Account Value
Account value generally equals the aggregate policy account value of our retirement products.
Assets Under Management (“AUM”)
AUM means investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the assets in our general account investment assets portfolio and (iii) the separate account assets of our Individual Retirement, Group Retirement and Protection Solutions businesses. Total AUM reflects exclusions between segments to avoid double counting.
Conditional Tail Expectation (“CTE”) 98
CTE98 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst two percent of scenarios over the life of the contracts.
Segment net flows
Net change in segment customer account balances in a period including, but not limited to, gross premiums, surrenders, withdrawals and benefits. It excludes investment performance, interest credited to customer accounts and policy charges.

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Consolidated Statements of Income (Loss)

	Three Months Ended March 31,
	2019	2018
	(in millions)
REVENUES
Policy charges and fee income	$931	$966
Premiums	283	279
Net derivative gains (losses)	(1,630)	(236)
Net investment income (loss)	1,015	591
Investment gains (losses), net	(11)	102
Investment management and service fees	999	1,055
Other income	127	117
Total revenues	1,714	2,874
BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	880	594
Interest credited to policyholders’ account balances	304	271
Compensation and benefits	509	579
Commissions and distribution related payments	281	291
Interest expense	56	46
Amortization of deferred policy acquisition costs	198	172
Other operating costs and expenses	410	493
Total benefits and other deductions	2,638	2,446
Income (loss) from continuing operations, before income taxes	(924)	428
Income tax (expense) benefit	215	(91)
Net income (loss)	(709)	337
Less: Net (income) loss attributable to the noncontrolling interest	(66)	(123)
Net income (loss) attributable to Holdings	$(775)	$214

Earnings Per Share

	Three Months Ended March 31,
	2019	2018
	(in millions, except per share data)
Earnings per share - Common stock:
Basic	$(1.50)	$0.38
Diluted	$(1.50)	$0.38
Weighted Average Shares:
Weighted average common stock outstanding for basic earnings per common share	518.0	561.0
Weighted average common stock outstanding for diluted earnings per common share	518.0	561.0

Results of Operations by Segment

	Three Months Ended March 31,
	2019	2018
	(in millions)
Operating earnings (loss) by segment:
Individual Retirement (1)	$370	$368
Group Retirement	81	76
Investment Management and Research	77	81
Protection Solutions	49	35
Corporate and Other	(68)	(77)
Non-GAAP Operating Earnings (2)	$509	$483

(1)
Had we modified the treatment of the amortization of DAC for SCS starting in the first quarter of 2018, Operating earnings for the three months ended March 31, 2018 for the Individual Retirement segment would have been $327 million.

(2)
Had we modified the treatment of the amortization of DAC for SCS starting in the first quarter of 2018, Non-GAAP Operating Earnings for the three months ended March 31, 2018 would have been $442 million.

Select Balance Sheet Statistics

	March 31, 2019	December 31, 2018
	(in millions)
ASSETS
Total investments and cash and cash equivalents	$88,077	$85,802
Separate accounts assets	120,194	110,337
Total assets	232,819	220,797

LIABILITIES
Short-term and Long-term debt	$4,949	$4,955
Future policy benefits and other policyholders’ liabilities	31,462	30,998
Policyholders’ account balances	52,197	49,923
Total liabilities	217,930	205,178

EQUITY
Accumulated other comprehensive income (loss)	(513)	(1,396)
Total equity attributable to Holdings	$13,143	$13,866
Total equity attributable to Holdings excluding Accumulated other comprehensive income (loss)	13,656	15,262

Assets Under Management

	March 31, 2019	December 31, 2018
	(in millions)
Assets under management
AB AUM:	$554,652	$516,353
Exclusion for General Account and Other	(62,896)	(61,483)
Exclusion for Separate Accounts	(36,266)	(32,399)
AB Third Party	$455,490	$422,471
Total Company AUM
AB Third Party	$455,490	$422,471
General Account and Other(1)	88,077	85,802
Separate Accounts(2)	120,194	110,337
Total AUM	$663,761	$618,610

(1)	“General Account and Other Affiliated Accounts” refers to assets held in the general accounts of our insurance companies and other assets on which we bear the investment risk.

(2)	“Separate Accounts” refers to the separate account investment assets of our insurance subsidiaries excluding any assets on which we bear the investment risk.